AGREEMENT AND PLAN OF MERGER

                           dated as of March 16, 1998

                                 by and between

                             WASHINGTON MUTUAL, INC.

                                       and

                            H. F. AHMANSON & COMPANY


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                                                  TABLE OF CONTENTS
                                                                                                               Page
     ARTICLE I Certain Definitions

     1.01 Certain Definitions......................................................................................1

     ARTICLE II The Merger

     2.01 The Merger...............................................................................................8
     2.02 Effective Date and Effective Time........................................................................9

     ARTICLE III Consideration; Exchange Procedures

     3.01 Merger Consideration.....................................................................................9
     3.02 Rights as Stockholders; Stock Transfers.................................................................10
     3.03 Fractional Shares.......................................................................................10
     3.04 Exchange Procedures.....................................................................................11
     3.05 Anti-Dilution Provisions................................................................................12
     3.06 Options.................................................................................................12

     ARTICLE IV Actions Pending Acquisition

     4.01 Forebearances of Ahmanson...............................................................................12
     4.02 Forebearances of Washington Mutual......................................................................16

     ARTICLE V Representations and Warranties

     5.01 Disclosure Schedules....................................................................................18
     5.02 [Reserved]..............................................................................................18
     5.03 Representations and Warranties of Ahmanson..............................................................18
     5.04 Representations and Warranties of Washington Mutual.....................................................30

     ARTICLE VI Covenants

     6.01 Reasonable Best Efforts.................................................................................38
     6.02 Stockholder Approval....................................................................................38
     6.03 Registration Statement and Joint Proxy Statement........................................................38
     6.04 Press Releases..........................................................................................39
     6.05 Access; Information.....................................................................................40
     6.06 Acquisition Proposals...................................................................................40
     6.07 Affiliate Agreements....................................................................................41
     6.08 Takeover Laws...........................................................................................41
     6.09 Nasdaq Listing..........................................................................................42
     6.10 Regulatory Applications.................................................................................42
     6.11 Indemnification.........................................................................................42
     6.12 Benefit Plan; Retention Bonuses.........................................................................43
     6.13 Accountants' Letters....................................................................................45
     6.14 Notification of Certain Matters.........................................................................45
     6.15 Officers and Directors..................................................................................46
     6.16 Financial Statements....................................................................................46
     6.17 Management Consultation Meetings and Distribution of Information........................................46
     6.18 Year 2000 Plan..........................................................................................46
     6.19 Stock Option Agreement..................................................................................46

     ARTICLE VII Conditions to Consummation of the Merger

     7.01 Conditions to Each Party's Obligation to Effect the Merger..............................................46
     7.02 Conditions to Obligation of Ahmanson....................................................................47
     7.03 Conditions to Obligation of Washington Mutual...........................................................48

     ARTICLE VIII Termination

     8.01 Termination.............................................................................................50
     8.02 Effect of Termination and Abandonment...................................................................51

     ARTICLE IX Miscellaneous

     9.01 Survival................................................................................................52
     9.02 Waiver; Amendment.......................................................................................52
     9.03 Counterparts............................................................................................52
     9.04 Governing Law...........................................................................................52
     9.05 Expenses................................................................................................53
     9.06 Notices.................................................................................................53
     9.07 Entire Understanding; No Third Party Beneficiaries......................................................54
     9.08 Interpretation; Effect..................................................................................54

     EXHIBIT A     Form of Stock Option Agreement
     EXHIBIT B     Form of Ahmanson Affiliate Agreement
     EXHIBIT C     Form of Washington Mutual Affiliate Agreement

     AGREEMENT   AND  PLAN  OF  MERGER,   dated  as  of  March  16,  1998  (this
"Agreement"),  by and between Washington Mutual, Inc.  ("Washington Mutual") and
H. F. Ahmanson & Company ("Ahmanson").

                                    RECITALS

     A. Washington Mutual. Washington Mutual, Inc. is a Washington corporation, having its principal place of business in Seattle, Washington.

     B. Ahmanson. H. F. Ahmanson & Company is a Delaware corporation, having its principal place of business in Irwindale, California.

     C. Stock Option Agreement. As an inducement to the willingness of Washington Mutual to continue to pursue the transactions contemplated by this Agreement, Ahmanson will grant to Washington Mutual an option pursuant to the Stock Option Agreement, substantially in the form of Exhibit A (the "Stock Option Agreement").

     D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and be accounted for as a pooling-of-interests.

     E. Board Action. The respective Boards of Directors of each of Washington Mutual and Ahmanson have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               Certain Definitions

     1.1 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Ahmanson or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Ahmanson or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Ahmanson" has the meaning set forth in the preamble to this Agreement.

     "Ahmanson Affiliate" has the meaning set forth in Section 6.07(a).

     "Ahmanson Board" means the Board of Directors of Ahmanson.

     "Ahmanson By-Laws" means the By-laws of Ahmanson.

     "Ahmanson Certificate" means the Certificate of Incorporation of Ahmanson.

     "Ahmanson Common Stock" means the common stock, par value $.01 per share, of Ahmanson.

     "Ahmanson  Compensation  and  Benefit  Plans" has the  meaning set forth in
Section 5.03(m).

     "Ahmanson Draft 10-K" has the meaning set forth in Section 5.03(g).

     "Ahmanson ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "Ahmanson  ERISA  Affiliate  Plan" has the  meaning  set  forth in  Section
5.03(m).

     "Ahmanson FSB" means Home Savings of America, FSB, a federally chartered savings bank.

     "Ahmanson Meeting" has the meaning set forth in Section 6.02.

     "Ahmanson Pension Plan" has the meaning set forth in Section 5.03(m).

     "Ahmanson Preferred Stock" means the outstanding shares of 6% Cumulative Convertible Series D Preferred Stock, par value $.01 per share, of Ahmanson.

     "Ahmanson Rights" means the preferred share purchase rights issued under the Ahmanson Rights Agreement.

     "Ahmanson Rights Agreement" means the Rights Agreement, dated as of November 7, 1997, between Ahmanson and First Chicago Trust Company of New York, as rights agent, as amended.



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     "Ahmanson SEC Documents" has the meaning set forth in Section 5.03(g).


     "Ahmanson Stock" means, collectively, Ahmanson Common Stock and Ahmanson Preferred Stock.

     "Ahmanson Stock Option" has the meaning set forth in Section 3.06.

     "Ahmanson Stock Plans" means Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan, Ahmanson's 1993 Stock Incentive Plan, Ahmanson's 1998 Directors' Stock Incentive Plan and Ahmanson's 1984 Stock Incentive Plan.

     "Code" has the meaning set forth in the recitals.

     "COFI" means the Federal Home Loan Bank Eleventh District Cost of Funds Index.

     "Confidentiality Letter" has the meaning set forth in Section 6.05(b).

     "Consultants" has the meaning set forth in Section 5.03(m).

     "Costs" has the meaning set forth in Section 6.11(a).

     "Delaware Secretary" has the meaning set forth in Section 2.01(b).

     "DGCL" means the Delaware General Corporation Law.

     "Directors" has the meaning set forth in Section 5.03(m).

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the effective time of the Merger, as provided for in
Section 2.02.

     "Employees" has the meaning set forth in Section 5.03(m).

     "Environmental   Laws"  means  all  applicable  local,  state  and  federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.


     "Exchange Agent" has the meaning set forth in Section 3.04(a).

     "Exchange Ratio" has the meaning set forth in Section 3.01(a).

     "Expense Reimbursement" has the meaning set forth in Section 8.02.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLBSF" means the Federal Home Loan Bank of San Francisco.

     "GAAP"  means  generally  accepted  accounting   principles  applied  on  a
consistent basis.

     "Good Reason" has the meaning set forth in Section 6.12(c).

     "Governmental   Authority"  means  any  court,   administrative  agency  or
commission  or  other  federal,   state  or  local  governmental   authority  or
instrumentality.

     "HOLA" means the Home Owners' Loan Act, as amended.

     "Indemnified Party" has the meaning set forth in Section 6.11(a).

     "Initial Termination Fee" has the meaning set forth in Section 8.02.

     "Insurance Amount" has the meaning set forth in Section 6.11(b).

     "IRS" has the meaning set forth in Section 5.03(m).

     "Joint Proxy Statement" has the meaning set forth in Section 6.03(a).

     "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.



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     "Material  Adverse  Effect"  means,  with respect to  Washington  Mutual or
Ahmanson, any effect that (a) is material and adverse to the financial condition, results of operations or business of Washington Mutual and its Subsidiaries taken as a whole or Ahmanson and its Subsidiaries taken as a whole, respectively, or (b) would materially impair the ability of either Washington Mutual or Ahmanson to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis, provided that a Material Adverse Effect shall not be deemed to have occurred as a result of (i) a change in general economic conditions, (ii) changes in the institutions that are used to calculate COFI or changes in the calculation of COFI, (iii) a change in law or regulation or (iv) developments in the goodwill litigation of Ahmanson.


     "Merger" has the meaning set forth in Section 2.01(a).

     "Merger Consideration" has the meaning set forth in Section 3.01.

     "Multiemployer Plans" has the meaning set forth in Section 5.03(m).

     "Nasdaq" means the Nasdaq Stock Market.

     "New Certificate" has the meaning set forth in Section 3.04(b).

     "NYSE" means the New York Stock Exchange, Inc.

     "Old Certificate" has the meaning set forth in Section 3.04(a).

     "OTS" means the Office of Thrift Supervision.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means any  individual,  savings  association,  bank,  corporation,
limited  liability  company,  partnership,   association,  joint-stock  company,
business trust or unincorporated organization.

     "Previously Disclosed" by a party means information set forth in its Disclosure Schedule.

     "Registration Statement" has the meaning set forth in Section 6.03(a).

     "Regulatory Authorities" has the meaning set forth in Section 5.03(i).

     "Replacement Option" has the meaning set forth in Section 3.06.

     "Representatives"   means,  with  respect  to  any  Person,  such  Person's
directors,   officers,   employees,   legal  or   financial   advisors   or  any
representatives of such legal or financial advisors.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SAIF" means the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.


     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Special Severance Employees" has the meaning set forth in Section 6.12(c).

     "Special Severance Payments" has the meaning set forth in Section 6.12(c).

     "Special Severance Plan" has the meaning set forth in Section 6.12(c).

     "Stock Option Agreement" has the meaning set forth in Recital C.

     "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC.

     "Subsequent Termination Fee" has the meaning set forth in Section 8.02.

     "Surviving Corporation" has the meaning set forth in Section 2.01(a).

     "Takeover Laws" has the meaning set forth in Section 5.03(o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "Termination Fee" has the meaning set forth in Section 8.02.

     "Treasury Stock" shall mean shares of Ahmanson Stock held by Ahmanson or any of its Subsidiaries or by Washington Mutual or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.


     "Washington Mutual" has the meaning set forth in the preamble to this Agreement.

     "Washington Mutual Affiliate" has the meaning set forth in Section 6.07(a).

     "Washington Mutual Articles" means the Articles of Incorporation of Washington Mutual.

     "Washington  Mutual  Articles  of  Amendment"  has the meaning set forth in
Section 2.01(c).

     "Washington  Mutual  Board"  means the  Board of  Directors  of  Washington
Mutual.

     "Washington Mutual By-Laws" means the By-laws of Washington Mutual.

     "Washington Mutual Common Stock" means the common stock, no par value per share, of Washington Mutual.

     "Washington Mutual Compensation and Benefit Plans" has the meaning set forth in Section 5.04(k).

     "Washington Mutual Depositary Shares" has the meaning set forth in Section 3.01(a).

     "Washington  Mutual  Draft  10-K"  has the  meaning  set  forth in  Section
5.04(g).

     "Washington Mutual ERISA Affiliate" has the meaning set forth in Section 5.04(k).

     "Washington  Mutual  ERISA  Affiliate  Plan" has the  meaning  set forth in
Section 5.04(k).

     "Washington Mutual Meeting" has the meaning set forth in Section 6.02.

     "Washington Mutual Pension Plan" has the meaning set forth in Section 5.04(k).

     "Washington Mutual Preferred Stock" has the meaning set forth in Section 3.01(a)(ii).

     "Washington Mutual Rights" means the common share purchase rights issued under the Washington Mutual Rights Agreement.

     "Washington Mutual Rights Agreement" means the Rights Agreement, dated as of October 16, 1990, between Washington Mutual and First Interstate Bank of Washington, as rights agent, as amended.


     "Washington Mutual SEC Documents" has the meaning set forth in Section 5.04(g).

     "Washington Mutual Stock" means, collectively, Washington Mutual Common Stock and Washington Mutual Preferred Stock.

     "Washington Mutual Subsidiary Depository Institution" means Washington Mutual Bank, FA.

     "Washington Secretary" has the meaning set forth in Section 2.01(b).

     "WBCA" means the Washington Business Corporation Act.

     "Year 2000 Plan" has the meaning set forth in Section 5.03(u).

                                   ARTICLE II

                                   The Merger

     2.1 The Merger. (a) At the Effective Time, Ahmanson shall merge with and into Washington Mutual (the "Merger"), the separate corporate existence of Ahmanson shall cease and Washington Mutual shall survive and continue to exist as a Washington corporation (Washington Mutual, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Washington Mutual, prior to the mailing of the Joint Proxy Statement, may change the method of effecting the combination with Ahmanson to that of a merger of a Subsidiary of Washington Mutual with Ahmanson if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Ahmanson Stock as provided for in this Agreement, (ii) adversely affect the tax treatment of Ahmanson's stockholders as a result of the transactions contemplated hereby or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     (b) Subject to the  satisfaction  or waiver of the  conditions set forth in
Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of Delaware (the "Delaware Secretary") of a certificate of merger in accordance with the DGCL and the filing in the office of the Secretary of State of the State of Washington (the "Washington Secretary") of articles of merger in accordance with the WBCA, or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the WBCA and the DGCL.

     (c) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of Washington Mutual immediately after the Merger shall be those of Washington Mutual as in effect immediately prior to the Effective Time. At or prior to the Effective Time, Washington Mutual shall execute and file with the Secretary of State of the State of Washington articles of amendment (the "Washington Mutual Articles of Amendment") establishing the Washington Mutual Preferred Stock in form and substance satisfactory to Ahmanson.


     (d) Directors and Officers of the Surviving Corporation. Subject to Section 6.15, the directors and officers of Washington Mutual immediately after the Merger shall be the directors and officers of Washington Mutual immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

     2.2 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those relating to the physical delivery of documents or similar matters to occur on the Effective
Date), the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the first day between the 15th and 29th calendar days of a month which is at least five business days after the last of the conditions set forth in Section 7.01 shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."


                                   ARTICLE III

                       Consideration; Exchange Procedures

     3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, and except in the case of the second paragraph of (a) below, automatically by virtue of the Merger and without any action on the part of any
Person:

     (a) Outstanding Ahmanson Stock and Ahmanson Rights.

     (i) Each share (excluding Treasury Stock) of Ahmanson Common Stock issued and outstanding immediately prior to the Effective Time, together with each associated Ahmanson Right, shall become and be converted into the right to receive 1.12 shares of Washington Mutual Common Stock (the "Exchange Ratio") (with the appropriate number of Washington Mutual Rights as provided in the Washington Mutual Rights Agreement, whether or not such Washington Mutual Rights shall still be attached to such shares). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

     (ii) Each share (excluding Treasury Stock) of Ahmanson Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of 6% Cumulative Convertible Series G Preferred Stock of Washington Mutual (the "Washington Mutual Preferred Stock"). The terms of the Washington Mutual Preferred Stock shall be substantially the same as the terms of the Ahmanson Preferred Stock.


     (iii) At the Effective Time, Washington Mutual shall assume the obligations of Ahmanson under the Deposit Agreement, dated as of August 5, 1993, between Ahmanson and Chase Trust Company of California (formerly Chemical Trust Company of California), as depositary (relating to the Ahmanson Preferred Stock). Washington Mutual shall instruct the applicable depositary to treat the shares of Washington Mutual Preferred Stock received by such depositary in exchange for and upon conversion of the shares of Ahmanson Preferred Stock as new deposited securities under the deposit agreement. In accordance with the terms of the deposit agreement, the depositary receipts then outstanding shall thereafter represent the shares of Washington Mutual Preferred Stock so received upon conversion and exchange for the shares of Ahmanson Preferred Stock. Washington Mutual shall request that such depositary call for the surrender of all outstanding receipts to be exchanged for new receipts (the "Washington Mutual Depositary Shares") specifically describing the series of Washington Mutual Preferred Stock.

     (b) Outstanding Washington Mutual Stock. Each share of Washington Mutual Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

     (c) Treasury Shares. Each share of Ahmanson Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.2 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Ahmanson Stock shall cease to be, and shall have no rights as, stockholders of Ahmanson, other than to receive any dividend or other distribution with respect to such Ahmanson Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Ahmanson or the Surviving Corporation of shares of Ahmanson Stock.

     3.3 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Washington Mutual Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Washington Mutual shall pay to each holder of Ahmanson Common Stock who would otherwise be entitled to a fractional share of Washington Mutual Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the closing sale prices of Washington Mutual Common Stock quoted on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five Nasdaq trading days immediately preceding the Effective Date.


     3.4 Exchange Procedures.

     (a) At or prior to the Effective Time, Washington Mutual shall deposit, or shall cause to be deposited, with Washington Mutual's transfer agent or a depository or trust institution of recognized standing selected by Washington Mutual (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Ahmanson Stock ("Old Certificates") to be exchanged in accordance with this Article III, certificates representing the shares of Washington Mutual Stock ("New Certificates") to which the holders of the Old Certificates are entitled pursuant to this Agreement, together with an estimated amount of cash to be paid pursuant to this Article III in exchange for outstanding shares of Ahmanson Common Stock.

     (b) Promptly after the Effective Date, Washington Mutual shall send or cause to be sent to each former holder of record of shares of Ahmanson Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Washington Mutual shall cause the New Certificates and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Ahmanson Stock (or indemnity reasonably satisfactory to Washington Mutual and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Neither the Exchange Agent nor any party hereto shall be liable to any former holder of Ahmanson Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Washington Mutual Common Stock or Washington Mutual Preferred Stock with a record date occurring after the Effective Time shall be paid in respect of any unsurrendered Old Certificate representing shares of Ahmanson Stock converted in the Merger into the right to receive shares of Washington Mutual Stock. Upon surrender of Old Certificates (or indemnity reasonably satisfactory to Washington Mutual and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) in accordance with this Section 3.04, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Washington Mutual Stock such holder had the right to receive upon surrender of Old Certificates (or delivery of such indemnity).

     3.5 Anti-Dilution Provisions. In the event Washington Mutual changes (or establishes a record date for changing) the number or kind of shares of
Washington Mutual Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Washington Mutual Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted in such manner as Ahmanson and Washington Mutual shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as that on which any of the foregoing shall have been issued, distributed or paid to the holders of Washington Mutual Common Stock generally.


     3.6 Options. At the Effective Time, each outstanding option to purchase shares of Ahmanson Common Stock under the Ahmanson Stock Plans (each, a "Ahmanson Stock Option"), whether vested or unvested, shall be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under such Ahmanson Stock Option, the number of shares of Washington Mutual Common Stock equal to (a) the number of shares of Ahmanson Common Stock subject to the Ahmanson Stock Option, multiplied by (b) the Exchange Ratio (such product rounded down to the nearest whole number), at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Ahmanson Common Stock which were purchasable pursuant to such Ahmanson Stock Option divided by (ii) the number of full shares of Washington Mutual Common Stock subject to such Replacement Option in accordance with the foregoing. At the Effective Time, Washington Mutual shall assume the Ahmanson Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that Washington Mutual shall have no obligation with respect to any awards under the Ahmanson Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Ahmanson Stock Plans.


                                   ARTICLE IV

                           Actions Pending Acquisition

     4.1 Forebearances of Ahmanson. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in paragraph 4.01 of Ahmanson's Disclosure Schedule, without the prior written consent of Washington Mutual (which consent shall not be unreasonably withheld and a determination with respect thereto shall be made as promptly as practicable under the circumstances), Ahmanson will not, and will cause each of its Subsidiaries not to:

     (a) Ordinary Course. Except as Previously Disclosed, conduct the business of Ahmanson and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon Ahmanson's ability to perform any of its material obligations under this Agreement.


     (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Ahmanson Stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of Ahmanson Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

     (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A) dividends from wholly owned Subsidiaries to Ahmanson or another wholly owned Subsidiary of Ahmanson, (B) regular quarterly dividends on Ahmanson Common Stock at a rate equal to the rate paid by Ahmanson during the fiscal quarter immediately preceding the date hereof, (C) in the case of Ahmanson Preferred Stock for regular quarterly or semiannual dividends thereon at the rate set forth in the certificate of designation for such securities and
(D) regular quarterly or semi-annual dividends payable by each of Ahmanson Capital Trust I and Ahmanson Obligation Company, in each case in accordance with its governing documents) on or in respect of, or declare or make any distribution on any shares of Ahmanson Stock or (ii) except as Previously Disclosed, directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

     (d) Compensation; Employment Agreements; Etc. Except as Previously Disclosed, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Ahmanson or its Subsidiaries, or hire any new employees above the rank of senior vice president, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees (other than any employees ranking above senior vice presidents) in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (iv) for grants to newly hired employees consistent with past practice of Ahmanson Stock Options exercisable for 5,000 shares of Ahmanson Common Stock or less to any individual and Ahmanson Stock Options exercisable for 50,000 shares of Ahmanson Common Stock in the aggregate for all such newly hired employees, in all cases such Ahmanson Stock Options to have an exercise price equal to the fair market value of Ahmanson Common Stock at the time of grant, (v) agreements to provide retention bonuses or other bonuses to employees made pursuant to Section 6.12(b) or severance plans or arrangements contemplated by Section 6.12(c), (vi) agreements to provide aggregate bonuses to employees who remain employees through the Effective Date for the 1998 calendar year or portion thereof preceding the date of termination of the employment of any such employee at an assumed 125% of the target bonus, payable on the earlier of February 1, 1999 and the date of termination of the employment of such employee, based on an allocation of the amount of such bonuses made by Ahmanson in its sole discretion or (vii) agreements to pay and payments in cash of the cash equivalents (determined in the manner set forth in paragraph 4.01(d) of Ahmanson's Disclosure Schedule) of Ahmanson Stock Options that would have been granted to employees pursuant to annual grants in November 1998 and February 1999, consistent with past practice at the time such grants would have been awarded, and amendments to any existing agreements to permit such cash payments in lieu of the grant of additional shares. There shall be no acceleration in the payment of commissions owing to or accrued by employees, agents or independent contractors by Ahmanson or any of its Subsidiaries.


     (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) as otherwise provided herein) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Ahmanson or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

     (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances (which include periodic dispositions of real estate investments) in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries taken as a whole.

     (g) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries taken as a whole.

     (h) Governing Documents. Amend the Ahmanson Certificate, Ahmanson By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Ahmanson's Subsidiaries.

     (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory accounting requirements.


     (j) Contracts. Except as Previously Disclosed, (i) enter into, renew or terminate, or make any payment not then required under, any contract or agreement, other than loans made in the ordinary course of business, that calls for aggregate annual payments of $1,000,000 or more and which is not either (A) terminable at will on 60 days or less notice without payment of a penalty or (B) has a term of less than one year; or (ii) make any material change in any of its leases or contracts of a type described in clause (i), other than renewals of contracts or leases for a term of one year or less without materially adverse changes to the terms thereof.

     (k) Claims. Settle any claim, action or proceeding against it, except for any claim, action or proceeding in an amount or for such consideration, individually or in the aggregate for all such settlements, that is not material to Ahmanson and its Subsidiaries, taken as a whole and would not impose any material restriction on the business of the Surviving Corporation.

     (l) Adverse Actions. (i) Notwithstanding anything herein to the contrary, take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or qualifying for pooling-of-interests accounting treatment or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

     (m) Capital Expenditures. Make any capital expenditures in excess of (A) $500,000 per project or related series of projects or (B) $3,000,000 in the aggregate, other than expenditures deemed necessary or desirable for any of Ahmanson or its Subsidiaries to be Year 2000 compliant consistent with the Year 2000 Plan as in effect from time to time or expenditures deemed necessary or desirable to maintain existing assets in good repair or conduct its business as presently conducted.

     (n) Branch Offices. Make application for the opening, relocation or closing of any, or open, relocate or close any, branch or loan production office except for any closings or relocations resulting from (i) the expiration of any lease, which lease has been Previously Disclosed, (ii) the integration of Coast Savings Financial, Inc. and its Subsidiaries and (iii) previously agreed upon sales Previously Disclosed.

     (o) Loans. Make or acquire any loan other than loans committed as of the date hereof or issue a commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice or issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business in order to facilitate the sale of real estate owned.


     (p) Foreclosures. Except after having followed the Ahmanson FSB Environmental Policy, foreclose upon or otherwise acquire (whether by deed in lieu of foreclosure or otherwise) any real property (other than 1-to-4 family residential properties in the ordinary course of business).

     (q) Software Development Contracts. Enter into any contracts or agreements or amendments or supplements thereto pertaining to any further development of specialized software for Ahmanson or its Subsidiaries other than any contracts or agreements deemed necessary or desirable for Ahmanson or any of its Subsidiaries to be Year 2000 compliant, consistent with the Year 2000 Plan as in effect from time to time, and those necessary or desirable to operate the business of Ahmanson or its Subsidiaries as such businesses are currently conducted.

     (r) Banking Policies. Change in any material manner its lending or pricing policies or approval policies for making loans, its investment policies, its deposit pricing policies, its asset/liability management policies, its environmental policies or any other material banking policies.

     (s) Rights Agreement. Take any action that would cause or that would result in Washington Mutual becoming an "Acquiring Person" (as defined in the Ahmanson Rights Agreement).

     (t) Commitments. Agree or commit to do any of the foregoing.

     4.2 Forebearances of Washington Mutual. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in paragraph 4.02 of Washington Mutual's Disclosure Schedule, without the prior written consent of Ahmanson (which consent shall not be unreasonably withheld and a determination with respect thereto shall be made as promptly as practicable under the circumstances), Washington Mutual will not, and will cause each of its Subsidiaries not to:

     (a) Ordinary Course. Conduct the business of Washington Mutual and its Subsidiaries other than in the ordinary and usual course or take any action reasonably likely to have an adverse effect upon Washington Mutual's ability to perform any of its material obligations under this Agreement.

     (b) Dividends. Make, declare, pay or set aside for payment any dividend other than regular quarterly dividends on Washington Mutual Common Stock at a rate equal to the rate paid by Washington Mutual during the fiscal quarter immediately preceding the date hereof as such dividends may be increased at the rate of $.01 per share per quarter and other than (i) dividends from wholly owned Subsidiaries of Washington Mutual to Washington Mutual or another wholly owned Subsidiary of Washington Mutual, (ii) in the case of the Washington Mutual 7.60% Noncumulative Perpetual Preferred Stock, Series E, for regular quarterly dividends thereon at the rate set forth in the Washington Mutual Articles with respect to such securities and at a rate of declaration of such dividends in the ordinary course of business consistent with past practice and (iii) regular quarterly or semi-annual dividends payable by each of Great Western Financial Trust I, Great Western Financial Trust II and Washington Mutual Capital I, in each case in accordance with its governing documents.


     (c) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole; provided, however, Washington Mutual may enter into an agreement or agreements for, and may consummate, business combination transactions with other companies provided that
(i) any business combination transactions involving the acquisition of a savings association or savings bank or branches thereof shall not, on or prior to the date which is 60 days after completion of the systems conversion in connection with the acquisition of Great Western Financial Corporation, involve acquired assets in excess of $1,000,000,000 in any one transaction or $3,000,000,000 in the aggregate for all such transactions, and after completion of the systems conversion in connection with the acquisition of Great Western Financial Corporation, involve acquired assets in excess of $1,000,000,000 in any one transaction or $5,000,000,000 in the aggregate for all such transactions and
(ii) such transaction or transactions would not materially delay or materially adversely affect consummation of the Merger.

     (d) Governing Documents. (i) Amend the Washington Mutual Articles, other than (A) as set forth in Section 2.01(c), (B) any amendment which would not require the approval of the Washington Mutual shareholders under the WBCA or (C) any amendment to increase the authorized shares of Washington Mutual's capital stock, or (ii) amend the Washington Mutual By-Laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Washington Mutual's Subsidiaries, in each of cases (i) and (ii) in a manner that would materially and adversely affect the ability of Washington Mutual to consummate the Merger.

     (e) Adverse Actions. (a) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or qualifying for pooling-of-interests accounting treatment; (b) take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or


     (f) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V

                         Representations and Warranties

     5.1 Disclosure Schedules. On or prior to the date hereof, Washington Mutual has delivered to Ahmanson a schedule and Ahmanson has delivered to Washington Mutual a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item was required to be disclosed therein.

     5.2 [Reserved].

     5.3 Representations and Warranties of Ahmanson. Subject to Section 5.01 and except as Previously Disclosed in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule so long as it is clear from the context of the disclosure that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the paragraph of this
Section 5.03 in question,  Ahmanson hereby represents and warrants to Washington
Mutual:

     (a) Organization, Standing and Authority. Ahmanson is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ahmanson is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries. Ahmanson is duly registered as a savings and loan holding company under HOLA. Ahmanson FSB is a qualified thrift lender pursuant to Section 10(m) of HOLA and qualifies as a savings and loan holding company of the type described in Section 10(c)(3)(A) of HOLA. Its deposits are insured by the FDIC to the fullest extent permitted by law. Ahmanson FSB is a member in good standing of the FHLBSF.


     (b) Ahmanson Stock. As of the date hereof, the authorized capital stock of Ahmanson consists solely of 220,000,000 shares of Ahmanson Common Stock, of which 109,529,780 shares plus any additional shares issued upon exercise or conversion of outstanding Rights since February 28, 1998 were outstanding, and 10,000,000 shares of Ahmanson preferred stock, of which 567,388 shares less any shares with respect to which conversion rights were exercised since February 28, 1998 were outstanding. Since February 28, 1998, the only shares of Ahmanson Common Stock that have been issued have been upon exercise or conversion of Ahmanson Rights outstanding on February 28, 1998 in accordance with their terms. Except as Previously Disclosed, as of the date hereof, no shares of Ahmanson Common Stock and no shares of Ahmanson Preferred Stock were held in treasury by Ahmanson or otherwise owned by Ahmanson or its Subsidiaries. The outstanding shares of Ahmanson Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, there are no shares of Ahmanson Stock authorized and reserved for issuance, Ahmanson does not have any Rights issued or outstanding with respect to Ahmanson Stock, and Ahmanson does not have any commitment to authorize, issue or sell any Ahmanson Stock or Rights. The number of shares of Ahmanson Common Stock which are issuable and reserved for issuance upon exercise of Ahmanson Stock Options as of the date hereof (and the exercise price thereof) are Previously Disclosed in Ahmanson's Disclosure Schedule.

     (c) Subsidiaries. (i)(A) Ahmanson has Previously Disclosed in its Disclosure Schedule a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and
(F) all the equity securities of each Subsidiary held by Ahmanson or its Subsidiaries are fully paid and nonassessable and are owned by Ahmanson or its Subsidiaries free and clear of any Liens. Each Subsidiary is an investment permitted pursuant to HOLA for a unitary savings and loan holding company and, for those owned by Ahmanson FSB, for a federal savings association or its subsidiaries.

     (ii) Except as Previously Disclosed, Ahmanson does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person (other than in a fiduciary capacity or in connection with the foreclosure of security interests or as a result of similar enforcement remedies in connection with loans made in the ordinary course of business), or any interest in a partnership or joint venture of any kind, other than in its Subsidiaries. Except as Previously Disclosed, and except for its ownership of Ahmanson FSB, Ahmanson does not own any stock or equity interest in any depository institution (as defined in 12 U.S.C. ss. 1813(c)(1)).


     (iii) Each of Ahmanson's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries.

     (d) Powers. Ahmanson and each of its Subsidiaries has the corporate or trust power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Ahmanson has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of Ahmanson Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Ahmanson and the Ahmanson Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Ahmanson, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Ahmanson Board has directed that the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement and the transactions hereby be submitted to Ahmanson's stockholders for approval at a meeting of such stockholders. The Ahmanson Board has received the written opinion of Credit Suisse First Boston Corporation to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Ahmanson Common Stock from a financial point of view.

     (f) Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority are required to be made or obtained by Ahmanson or any of its Subsidiaries in connection with the execution, delivery or performance by Ahmanson of this Agreement or to consummate the Merger except for (A) filings and approvals of applications with and by the OTS, the Department of Justice and the Federal Trade Commission, (B) filings with the SEC and state securities authorities and the approval of this Agreement by the stockholders of Ahmanson and the approval of the issuance of shares of Washington Mutual Stock contemplated by this Agreement by the shareholders of Washington Mutual, and (C) the filing of articles of merger with the Washington Secretary pursuant to the WBCA and a certificate of merger with the Delaware Secretary pursuant to the DGCL. As of the date hereof, Ahmanson is not aware of any reason why the approvals set forth in Section 7.01(b) will not be promptly received without the imposition of any restriction, term or condition that would entitle Washington Mutual not to consummate the Merger.


     (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, and except as Previously Disclosed, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Ahmanson or of any of its Subsidiaries or to which Ahmanson or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Ahmanson Certificate or the Ahmanson By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (iii) If Washington Mutual determines to merge Ahmanson FSB with and into Washington Mutual Subsidiary Depository Institution following the Merger (the "Bank Merger"), subject to receipt of the regulatory approvals referred to in paragraph (i) of this Section 5.03(f), and expiration of related waiting periods, and required filings under federal and state securities laws, and except as Previously Disclosed, the consummation of the Bank Merger will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Ahmanson or of any of its Subsidiaries or to which Ahmanson or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the charter or bylaws of Ahmanson FSB or under the Commitment Agreement dated as of February 13, 1998 between Ahmanson and the Coast Federal Litigation Contingent Payment Rights Trust, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.


     (g) Financial Reports and SEC Documents. (i) Ahmanson's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1996 under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC, as of the date filed, and the draft of Ahmanson's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 delivered to Washington Mutual on the date hereof (the "Ahmanson Draft 10-K") as of the date hereof (collectively, "Ahmanson SEC Documents"), (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such Ahmanson SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Ahmanson and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Ahmanson SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Ahmanson and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

     (ii) Except as Previously Disclosed or as set forth in Ahmanson's SEC Documents filed prior to the date hereof or in the Ahmanson Draft 10-K, since December 31, 1996, Ahmanson and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice (other than (A) liabilities with respect to expenses and charges related to this Agreement, the transactions contemplated hereby and other acquisitions, (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions and (C) liabilities which in the aggregate are not material to Ahmanson and its Subsidiaries).

     (iii) Except as Previously Disclosed or as set forth in Ahmanson's SEC Documents filed prior to the date hereof or in the Ahmanson Draft 10-K, since December 31, 1996, (A) Ahmanson and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of (A) liabilities with respect to expenses and charges related to this Agreement, the transactions contemplated hereby and other acquisitions and (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions) and no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Ahmanson.


     (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Ahmanson or any of its Subsidiaries and, to Ahmanson's knowledge, no such litigation, claim or other proceeding has been threatened, other than for any litigation, claims or proceedings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries.

     (i) Regulatory Matters. (i) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OTS and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

     (ii) Neither Ahmanson nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (iii) Neither Ahmanson nor any of its Subsidiaries has received any written communication from a Regulatory Authority expressing concern about the ability of Ahmanson or any of its Subsidiaries to be compliant with requirements relating to "Year 2000" computer problems.

     (j) Compliance with Laws. Ahmanson and each of its Subsidiaries:

     (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory lending or other business practices, except for any such non-compliances that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries;

     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses substantially as presently conducted, except in each case as could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to Ahmanson's knowledge, no suspension or cancellation of any of them is threatened, except in each case as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries; and


     (iii) except as Previously Disclosed, has not received any outstanding notification or communication from any federal or state (not including local) Governmental Authority (A) asserting that Ahmanson or any of its Subsidiaries is not in compliance with, or may not be in compliance with, any of the statutes, regulations, or ordinances referred to in clause (i) which such federal or state (not including local) Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Ahmanson's knowledge, do any grounds for any of the foregoing exist).

     (k) Material Contracts; Defaults. Except for those agreements and other documents filed as exhibits to the Ahmanson SEC Documents, neither Ahmanson nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) which limits the freedom of Ahmanson or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person. Neither Ahmanson nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument and all contracts which involved payments by Ahmanson or any of its Subsidiaries in 1997 of more than $1,000,000 or which could reasonably be expected to involve payments during 1998 of more than $1,000,000 to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, or under any other contract if such default could reasonably be expected to have a Material Adverse Effect on Ahmanson, and in either case there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (l) No Brokers. No action has been taken by Ahmanson that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Credit Suisse First Boston Corporation.


     (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Ahmanson's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Ahmanson or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Ahmanson Compensation and Benefit Plans"). Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries has any commitment to create any additional Ahmanson Compensation and Benefit Plan or to modify or change any existing Ahmanson Compensation and Benefit Plan.

     (ii) Each Ahmanson Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Ahmanson Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Ahmanson Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Ahmanson Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS") for "TRA" (as defined in Rev. Proc. 93-39), or will file for such determination letter prior to the expiration of the remedial amendment period for such Ahmanson Compensation and Benefit Plan, and Ahmanson is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Ahmanson, threatened legal action, suit or claim relating to the Ahmanson Compensation and Benefit Plans. Neither Ahmanson nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Ahmanson Compensation and Benefit Plan that would reasonably be expected to subject Ahmanson or any of its Subsidiaries to any material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

     (iii) No material liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Ahmanson or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a "Ahmanson ERISA Affiliate") which is considered one employer with Ahmanson under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (a "Ahmanson ERISA Affiliate Plan"). None of Ahmanson, any of its Subsidiaries or any Ahmanson ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA during the preceding five calendar years. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Ahmanson Compensation and Benefit Plan or by any Ahmanson ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan and, to Ahmanson's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Ahmanson, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Ahmanson Compensation and Benefit Plan, except for any such investigations or actions as are not, individually or in the aggregate, material to Ahmanson and its Subsidiaries. Except as Previously Disclosed, under each Ahmanson Pension Plan and Ahmanson ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan), did not exceed the then current value of the assets of such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan nor any amendment or other change to such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.

     (iv) All contributions required to be made under the terms of any Ahmanson Compensation and Benefit Plan or Ahmanson ERISA Affiliate Plan have been timely made or have been reflected on Ahmanson's financial statements to the extent required by generally accepted accounting principles. Neither any Ahmanson Pension Plan nor any Ahmanson ERISA Affiliate Plan has an material "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan have been made on or before their due dates. None of Ahmanson, any of its Subsidiaries or any Ahmanson ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Ahmanson Pension Plan or to any Ahmanson ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and
(y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a material lien under Section 412(n) of the Code or pursuant to ERISA.


     (v) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Ahmanson Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Ahmanson Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no written (or, to the knowledge of Ahmanson, oral) communication to Employees by Ahmanson or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

     (vi)   Ahmanson  and  its   Subsidiaries   do  not  maintain  any  Ahmanson
Compensation and Benefit Plans covering foreign Employees.

     (vii) With respect to each Ahmanson Compensation and Benefit Plan, if applicable, Ahmanson has provided or made available to Washington Mutual, true and complete copies of its existing (A) Ahmanson Compensation and Benefit Plan documents and amendments thereto and (B) trust instruments and insurance contracts.

     (viii) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     (ix) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries has any Ahmanson Compensation and Benefit Plan which provides for or could result in the payment to any Ahmanson employee of any money or other property or rights or accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated by this Agreement, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code section 280G. Except as Previously Disclosed, since December 31, 1997, neither Ahmanson nor any of its Subsidiaries has taken any action that would result in the payment of any amounts, or the accelerated vesting of any rights or benefits, under the Ahmanson Compensation and Benefit Plans set forth in the Ahmanson Disclosure Schedule.

     (n) Labor Matters. Neither Ahmanson nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Ahmanson or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Ahmanson or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute or disputes involving it or any of its Subsidiaries pending or, to Ahmanson's knowledge, threatened, nor, except as Previously Disclosed, is Ahmanson aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.


     (o) Rights Agreement; Takeover Laws; Dissenters Rights. Ahmanson has taken all action necessary, including amending the Rights Agreement, to ensure that neither the entering into of this Agreement, the consummation of the Merger, the entering into of the Stock Option Agreement nor the exercise of the Option (as defined therein) will cause Rights to be granted to any person under Ahmanson's Rights Agreement, enable or require Ahmanson's Rights issued under the Ahmanson Rights Agreement to be exercised, distributed or triggered or cause Washington Mutual to become an "Acquiring Person" (as defined in the Ahmanson Rights Agreement). Ahmanson has taken all action required to be taken by it in order to exempt this Agreement, and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of Delaware, and including, without limitation, Section 203 of the DGCL.

     (p) Environmental Matters. To the best knowledge of Ahmanson, neither the conduct, participation in management nor operation by Ahmanson or its Subsidiaries nor any condition of any property presently or previously owned, leased, managed (including participation in management) or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated any Environmental Law and no condition has existed or event has occurred with respect to any of them or any such property that, in either case, with notice or the passage of time, or both, is reasonably likely to result in any material liability under any Environmental Law, which is not reflected in the consolidated financial statements of Ahmanson. Neither Ahmanson nor any of its Subsidiaries has received any notice from any Person that Ahmanson or its Subsidiaries or the operation or condition of any property ever owned, leased, managed (including participation in management), operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have any material liability under any Environmental Law, which is reasonably likely to result in any material liability under any Environmental Law or which is not reflected in the consolidated financial statements of Ahmanson, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

     (q) Tax Matters. Except as Previously Disclosed, (i)(A) all federal, state, local and foreign Tax Returns (including information returns) required to be filed by or on behalf of Ahmanson or its Subsidiaries have been prepared in good faith and duly and timely filed, and all such filed Tax Returns are complete and accurate in all material respects; (B) Ahmanson and each of its Subsidiaries have paid in full all Taxes due (including interest and penalties) or have provided adequate reserves for any such Taxes in the financial statements of Ahmanson in accordance with generally accepted accounting principles, whether or not shown as being due on any of the Tax Returns referred to in clause (i)(A), except for such Taxes as could not reasonably be expected to be material to Ahmanson and its Subsidiaries; (C) neither Ahmanson nor any of its Subsidiaries has received any memorandum or opinion from legal counsel that was sought in order to satisfy the reasonable cause exception (set forth in Section 6664(c) of the Code) applicable to the penalties for certain underpayments of Taxes set forth in Sections 6662 through 6664 of the Code with respect to any year for which the statute of limitations has not run; (D) there are no pending or threatened audits, examinations, assessments or proposed assessments of a deficiency, or refund litigations with respect to any Taxes of Ahmanson or its Subsidiaries, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries;
(E) all Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Taxes of Ahmanson or its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes (in accordance with generally accepted accounting principles) on the financial statements of Ahmanson; (F) neither Ahmanson nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect; (G) no power of attorney has been granted by or with respect to Ahmanson or any of its Subsidiaries with respect to any matter relating to Taxes; (H) neither Ahmanson nor any of its Subsidiaries has made or will make a material election as to Taxes during the period from January 1, 1997 through the Effective Time, other than elections made on tax returns filed for the year ended on December 31, 1996;

     (ii)(A) no liens or other security interests have been imposed on any assets of Ahmanson or its Subsidiaries in connection with any failure (or alleged failure) to pay any Tax, except for such liens and security interests that are not, individually or in the aggregate, material to Ahmanson and its Subsidiaries; (B) Ahmanson and its Subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person, except for such Taxes as could not reasonably be expected to be material to Ahmanson and its Subsidiaries; (C) neither Ahmanson nor any of its Subsidiaries is a party to any tax allocation or sharing agreement under which it has obligations to a party other than Ahmanson or its Subsidiaries, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was Ahmanson) or otherwise has any liability for the Taxes of any person (other than Ahmanson or its Subsidiaries); (D) Ahmanson is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code;


     (iii) as of the date hereof, Ahmanson has no reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     (r) Books and Records. The books and records of Ahmanson and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Ahmanson and its Subsidiaries.

     (s) Insurance. Ahmanson and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Ahmanson reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Ahmanson and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (t)  Disclosure.  The  representations  and  warranties  contained  in this
Section 5.03 as modified by Ahmanson's Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements and information contained in Section 5.03 not misleading.

     (u) Year 2000 Plan and Compliance. Ahmanson has formulated a plan for addressing Year 2000 software issues that has been initially reviewed by the OTS (the "Year 2000 Plan"). Except as Previously Disclosed, Ahmanson has been and is in material compliance with the Year 2000 Plan as in effect on the date hereof.

     5.4 Representations and Warranties of Washington Mutual. Subject to Section 5.01, except as Previously Disclosed in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule so long as it is clear from the context of the disclosure that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the paragraph of this Section 5.04 in question, Washington Mutual hereby represents and warrants to Ahmanson as follows:

     (a) Organization, Standing and Authority. Washington Mutual is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Washington Mutual is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries. Washington Mutual is duly registered as a savings and loan holding company under HOLA. Washington Mutual Subsidiary Depository Institution is a qualified thrift lender pursuant to Section 10(m) of HOLA and its deposits are insured by the FDIC to the fullest extent permitted by law. Washington Mutual Subsidiary Depository Institution is a member in good standing of the FHLBSF.


     (b) Washington Mutual Stock. (i) As of the date hereof, the authorized capital stock of Washington Mutual consists solely of 800,000,000 shares of Washington Mutual Common Stock, of which 257,958,669 shares plus any additional shares issued upon exercise or conversion of outstanding Rights since March 13, 1998 were outstanding, and 10,000,000 shares of preferred stock of which 1,970,000 were outstanding. Since March 13, 1998, the only shares of Washington Mutual Common Stock that have been issued have been upon exercise or conversion of Rights outstanding on March 13, 1998 in accordance with their terms. The outstanding shares of Washington Mutual Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as set forth in its Disclosure Schedule, Washington Mutual does not have any Rights issued or outstanding with respect to Washington Mutual Stock and Washington Mutual does not have any commitment to authorize, issue or sell any Washington Mutual Stock or Rights, except pursuant to this Agreement.

     (ii) The shares of Washington Mutual Stock to be issued in exchange for shares of Ahmanson Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to pre-emptive rights.

     (c) Subsidiaries. Each of Washington Mutual's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries, and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

     (d) Corporate Power. Washington Mutual and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Washington Mutual has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval by the shareholders of Washington Mutual of the issuance of shares of Washington Mutual Stock as contemplated by this Agreement, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Washington Mutual and the Washington Mutual Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of Washington Mutual enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Washington Mutual Board has received the written opinion of Lehman Brothers Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair to Washington Mutual from a financial point of view.


     (f) Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority are required to be made or obtained by Washington Mutual or any of its Subsidiaries in connection with the execution, delivery or performance by Washington Mutual of this Agreement or to consummate the Merger except for (A) the filings and approvals of applications with and by the OTS, the Department of Justice and the Federal Trade Commission;
(B) approval of the quotation on Nasdaq of Washington Mutual Stock to be issued in the Merger; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of articles of merger with the Washington Secretary pursuant to the WBCA and of a certificate of merger with the Delaware Secretary pursuant to the DGCL and the filing of the Washington Mutual Articles of Amendment with the Washington Secretary; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Washington Mutual Stock in the Merger and (F) those Previously Disclosed. As of the date hereof, Washington Mutual is not aware of any reason why the approvals set forth in Section 7.01(b) will not be promptly received without the imposition of any restriction, term or condition that would entitle Washington Mutual not to consummate the Merger.

     (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, and except as Previously Disclosed, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Washington Mutual or of any of its Subsidiaries or to which Washington Mutual or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of Washington Mutual or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.


     (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Washington Mutual's Annual Reports on Form 10-K for the fiscal years ended
December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed with the SEC, as of the date hereof, and the draft of Washington Mutual's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 delivered to Ahmanson on the date hereof (the "Washington Mutual Draft 10-K") as of the date hereof (collectively, "Washington Mutual's SEC Documents"), (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Washington Mutual SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Washington Mutual and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Washington Mutual SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Company X and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

     (ii) Except as Previously Disclosed or as set forth in Washington Mutual's SEC Documents filed prior to the date hereof or in the Washington Mutual Draft 10-K, since December 31, 1996, Washington Mutual and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice (other than (A) liabilities with respect to expenses and charges related to this Agreement, the transactions contemplated hereby and other acquisitions, (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions and
(C) liabilities which in the aggregate are not material to Washington Mutual and its Subsidiaries).

     (iii) Except as Previously Disclosed or as set forth in Washington Mutual's SEC Documents filed prior to the date hereof or in the Washington Mutual Draft 10-K, since December 31, 1996, (A) Washington Mutual and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of (A) liabilities with respect to expenses and charges related to this Agreement), the transactions contemplated hereby and other acquisitions and (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.


     (h) Litigation; Regulatory Action. (i) Other than as set forth in the Washington Mutual SEC Documents filed on or before the date hereof, no litigation, claim or other proceeding before any court or Governmental Authority is pending against Washington Mutual or any of its Subsidiaries and, to the best of Washington Mutual's knowledge, no such litigation, claim or other proceeding has been threatened, other than litigation, claims and proceedings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries.

     (ii) Except as Previously Disclosed, neither Washington Mutual nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Washington Mutual or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (iii) Except as Previously Disclosed, neither Washington Mutual nor any of its Subsidiaries has received any written communication from a Regulatory Authority expressing concern about the ability of Washington Mutual or any of its Subsidiaries to be compliant with requirements relating to "Year 2000" computer problems.

     (i) Compliance with Laws. Washington Mutual and each of its Subsidiaries:

     (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory lending or other business practices, except for such non-compliances that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries;

     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted, except in each case as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened, except in each case as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries; and


     (iii) has not received any outstanding notification or communication from any federal or state (but not local) Governmental Authority (A) asserting that Washington Mutual or any of its Subsidiaries is not in compliance with, or may not be in compliance with, any of the statutes, regulations, or ordinances referred to in clause (i) which such federal or state (but not local)
Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Washington Mutual's knowledge, do any grounds for any of the foregoing exist).

     (j) No Brokers. No action has been taken by Washington Mutual that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Lehman Brothers Inc.

     (k) Employee Benefit Plans.

     (i) Each existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all other similar practices, policies and arrangements in which any employee or former employee, consultant or former consultant or director or former director of Washington Mutual or any of its Subsidiaries participates or to which such current or former employees, consultants or directors are a party (the "Washington Mutual Compensation and Benefit Plans") has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.

     (ii) There is no material pending or, to the knowledge of Washington Mutual, threatened legal action, suit or claim relating to the Washington Mutual Compensation and Benefit Plans. Neither Washington Mutual nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Washington Mutual Compensation and Benefit Plan that would reasonably be expected to subject Washington Mutual or any of its Subsidiaries to any material tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

     (iii) No material liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Washington Mutual or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a "Washington Mutual ERISA Affiliate") which is considered one employer with Washington Mutual under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (a "Washington Mutual ERISA Affiliate Plan"). None of Washington Mutual, any of its Subsidiaries or any Washington Mutual ERISA Affiliate has contributed, or has been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA during the preceding five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Washington Mutual Compensation and Benefit Plan or by any Washington Mutual ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Company X Pension Plan or Washington Mutual ERISA Affiliate Plan and, to Washington Mutual's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Washington Mutual, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Washington Mutual Compensation and Benefit Plan, except for any such investigation or actions as are not material to Washington Mutual and its Subsidiaries. Under each Washington Mutual Pension Plan and Washington Mutual ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan), did not exceed the then current value of the assets of such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan nor any amendment or other change to such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.


     (l) Environmental Matters. To the best knowledge of Washington Mutual, neither the conduct, participation in management nor operation of Washington Mutual or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated any Environmental Law and no condition has existed or event has occurred with respect to any of them or any such property that, in either case, with notice or the passage of time, or both, is reasonably likely to result in any material liability under any Environmental Law or which is not reflected in the consolidated financial statements of Washington Mutual. Neither Washington Mutual nor any of its Subsidiaries has received any notice from any Person that Washington Mutual or its Subsidiaries or the operation or condition of any property ever owned, leased, managed (including participation in management), operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, which is reasonably likely to result in any material liability under any Environmental Law or which is not reflected in the consolidated financial statements of Washington Mutual, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

     (m) Tax Matters. Except as Previously Disclosed, (i)(A) all federal, state, local and foreign Tax Returns (including information returns) required to be filed by or on behalf of Washington Mutual or its Subsidiaries have been prepared in good faith and duly and timely filed, and all such filed Tax Returns are complete and accurate in all material respects; (B) Washington Mutual and each of its Subsidiaries have paid in full all Taxes due (including interest and penalties) or have provided adequate reserves for any such Taxes in the financial statements of Washington Mutual in accordance with generally accepted accounting principles, whether or not shown as being due on any of the Tax Returns referred to in clause (i)(A), except for such Taxes as, individually or in the aggregate, could not reasonably be expected to be material to Washington Mutual and its Subsidiaries. (ii) As of the date hereof, Washington Mutual has no reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     (n) Books and Records. The books and records of Washington Mutual and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Washington Mutual and its Subsidiaries.

     (o)  Disclosure.  The  representations  and  warranties  contained  in this
Section 5.04 as modified by Washington Mutual's Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained in Section 5.04 not misleading.



                                   ARTICLE VI

                                    Covenants

     6.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Washington Mutual and Ahmanson agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Ahmanson understands that Washington Mutual has the current intention of merging Ahmanson FSB with and into Washington Mutual Subsidiary Depositary Institution, and Ahmanson agrees to take such steps prior to the Effective Time as reasonably requested by Washington Mutual to effect such merger as soon as practicable after the Effective Time.

     6.2 Stockholder Approval. Each of Washington Mutual and Ahmanson agrees to take in accordance with applicable law and its respective articles or certificate of incorporation and by-laws all action necessary to convene a meeting of its respective stockholders to consider and vote upon (i) in the case of Washington Mutual, the approval of the issuance of shares of Washington Mutual Stock as contemplated by this Agreement and any other matter required to be approved by Washington Mutual's shareholders for consummation of the Merger (including any adjournment or postponement, the "Washington Mutual Meeting") and, (ii) in the case of Ahmanson, the approval and adoption of this Agreement and any other matters required to be approved by Ahmanson's stockholders for consummation of the Merger (including any adjournment or postponement, the "Ahmanson Meeting"), in each case as promptly as practicable after the Registration Statement is declared effective. The Washington Mutual Board shall recommend such approval, and Washington Mutual shall take all reasonable, lawful action to solicit such approval by its shareholders; subject to Section 6.06, the Ahmanson Board shall recommend such approval, and Ahmanson shall take all reasonable, lawful action to solicit such approval by its stockholders.

         6.3 Registration Statement and Joint Proxy Statement. (a) Washington Mutual agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Washington Mutual with the SEC in connection with the issuance of Washington Mutual Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Washington Mutual and Ahmanson constituting a part thereof (the "Joint Proxy Statement") and all related documents). Ahmanson agrees to cooperate, and to cause its Subsidiaries to cooperate, with Washington Mutual, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement; and provided that Ahmanson and its Subsidiaries have cooperated as required above, Washington Mutual agrees to file the Joint Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Joint Proxy Statement are resolved. Each of Washington Mutual and Ahmanson agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Washington Mutual also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Ahmanson agrees to furnish to Washington Mutual all information concerning Ahmanson, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.


     (b) Each of Washington Mutual and Ahmanson agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Washington Mutual Meeting or the Ahmanson Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Washington Mutual and Ahmanson further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Joint Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Joint Proxy Statement or the Registration Statement.

     (c) Washington Mutual agrees to advise Ahmanson, promptly after Washington Mutual receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Washington Mutual Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.4 Press Releases. Washington Mutual and Ahmanson shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the NYSE (in the case of Ahmanson) or Nasdaq (in the case of Washington Mutual). Without limiting the reach of the preceding sentence, Washington Mutual and Ahmanson shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, Ahmanson and its Subsidiaries shall (a) consult with Washington Mutual regarding communications with customers, stockholders, prospective investors and employees related to the transactions contemplated hereby and (b) provide Washington Mutual with stockholder lists of Ahmanson.


     6.5 Access; Information. (a) Each of Washington Mutual and Ahmanson agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each of Washington Mutual and Ahmanson shall hold all information furnished by the other party or any of such party's subsidiaries or representatives pursuant to this Section 6.05 in confidence to the extent required by, and in accordance with, the provisions of the letter, dated March 5, 1998, between Washington Mutual and Ahmanson (the "Confidentiality Letter"). No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     6.6 Acquisition Proposals. Ahmanson agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal or waive any provision of or amend the terms of the Ahmanson Rights Agreement in respect of an Acquisition Proposal; provided, however, that, at any time prior to the time its stockholders shall have voted to approve this Agreement, Ahmanson may, and may authorize and permit its officers, directors, employees, representatives or agents to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement an Acquisition Proposal, recommend or endorse any Acquisition Proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any Acquisition Proposal, if the Ahmanson Board determines in good faith upon the written advice of outside counsel that such action is legally necessary for it to act in a manner consistent with its fiduciary duties under applicable law; and prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Ahmanson Board notifies Washington Mutual immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Ahmanson or any Subsidiary thereof. Ahmanson shall not furnish any nonpublic information to any other party pursuant to this
Section 6.06 except pursuant to the terms of a confidentiality agreement containing terms substantially identical to the terms contained in the Confidentiality Letter. Ahmanson shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Washington Mutual with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Ahmanson shall promptly (within 24 hours) advise Washington Mutual following the receipt by Ahmanson of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Washington Mutual of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.


     6.7 Affiliate Agreements. (a Not later than the 15th day prior to the mailing of the Joint Proxy Statement, (i) Company X shall deliver to Company Y a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company X Meeting or if there is no Company X Meeting, the Company Y Meeting, deemed to be an "affiliate" of Company X (each, a "Washington Mutual Affiliate"), as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) Ahmanson shall deliver to Washington Mutual a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Ahmanson Meeting, deemed to be an "affiliate" of Ahmanson (each, a "Ahmanson Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

     (b) Each of Company X and Ahmanson shall use its respective reasonable best efforts to cause each person who may be deemed to be a Company X Affiliate or a Ahmanson Affiliate to execute and deliver to Washington Mutual and Company Y on or before the date of mailing of the Joint Proxy Statement an agreement in substantially the form attached hereto as Exhibit B or Exhibit C, respectively.

     6.8 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.


     6.9 Nasdaq Listing. Washington Mutual agrees to use its reasonable best efforts to list, prior to the Effective Date, on Nasdaq, subject to official notice of issuance, the shares of Washington Mutual Common Stock to be issued in the Merger and the Washington Mutual Depositary Shares.

     6.10 Regulatory Applications. (a) Washington Mutual and Ahmanson and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and Washington Mutual shall make all necessary regulatory filings as soon as practicable and shall use its best efforts to make such filings no later than 30 days of the date hereof. Each of Washington Mutual and Ahmanson shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.11 Indemnification. (a Following the Effective Date, Washington Mutual shall indemnify, defend and hold harmless the present directors and officers of Ahmanson and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Ahmanson and its Subsidiaries is permitted to indemnify (and advance expenses to) their respective directors and officers under the laws of their respective jurisdictions of incorporation, their respective charters, their respective by-laws and any agreements entered into between Ahmanson or any of its Subsidiaries and such directors and officers.


     (b) For a period of six years from the Effective Time, Washington Mutual shall use its reasonable best efforts to provide director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Ahmanson or any of its Subsidiaries (determined as of the Effective
Time) with respect to claims against such directors and officers arising from facts or events occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by
Ahmanson; provided, however, that in no event shall Washington Mutual be required to expend more than 250% of the Previously Disclosed current amount expended by Ahmanson (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if Washington Mutual is unable to maintain or obtain the insurance called for by this Section 6.11(b), Washington Mutual shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Ahmanson or any Subsidiary may be required to make application and provide customary representations and warranties to Washington Mutual's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Washington Mutual thereof; provided that the failure so to notify shall not affect the obligations of Washington Mutual under Section 6.11(a) unless and to the extent that Washington Mutual is actually and materially prejudiced as a result of such failure.

     (d) If Washington Mutual or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, Washington Mutual shall cause proper provision to be made so that the successors and assigns of Washington Mutual shall assume the obligations set forth in this
Section 6.11.

     (e) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.12 Benefit Plan; Retention Bonuses. (a) Washington Mutual shall, from and after the Effective Time, (i) comply with the Ahmanson Compensation and Benefit Plans in accordance with their terms, (ii) provide former employees of Ahmanson who remain as employees of Washington Mutual with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Washington Mutual, (iii) provide employees of Ahmanson who remain as employees of Washington Mutual credit for years of service with Ahmanson or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting, (iv) provide employees of Company Y who are terminated after the Effective Date with health and dental benefits until the earlier of (A) six months after the end of the applicable severance pay period and (B) such time as the relevant employee obtains health and dental benefits under another employer-sponsored plan and (v) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Ahmanson Compensation and Benefit Plans) and eligibility waiting periods under group health plans of Washington Mutual to be waived with respect to former employees of Ahmanson who remain as employees of Washington Mutual (and their eligible dependents) and who become participants in such group health plans under all Ahmanson Compensation and Benefit Plans. Nothing in this Section 6.12 shall be interpreted as preventing Washington Mutual or its Subsidiaries from amending, modifying or terminating any Ahmanson Compensation and Benefit Plans, or other contracts, arrangements, commitments or understandings, in a manner consistent with their terms and applicable law.


     (b) Notwithstanding anything to the contrary herein, prior to the Effective Time, Ahmanson may agree to pay up to $15,000,000 as bonuses, to be allocated among employees of Ahmanson below the rank of first vice president; provided, however, Ahmanson may agree to pay up to $500,000 of such $15,000,000 to employees as bonuses for their work in connection with the acquisition of Coast Savings Financial, Inc. The allocation, and all other terms and conditions, of all such payments shall be determined by Ahmanson in its sole discretion, provided that no such payment shall be made to any employee whose employment is terminated for cause. Such bonuses shall be payable on the earlier of the first anniversary of the Effective Date to eligible employees still employed by the Surviving Corporation on such date and the date the employment of the eligible employee is terminated by Ahmanson or the Surviving Corporation.

     (c) Notwithstanding anything to the contrary herein, prior to the Effective Date, Ahmanson may adopt a severance plan (the "Special Severance Plan") which provides for payments to persons who are employees of Ahmanson or any of its Subsidiaries (but who are not of a type compensated primarily by commission, including loan and multi-family loan consultants) on the date hereof ("Special Severance Employees") of two weeks severance pay for each year of service with Ahmanson or any of its Subsidiaries for (i) a minimum of 6 months and a maximum of 18 months severance pay for employees of grades 48 to 58 on the date hereof and (ii) a minimum of 3 months and a maximum of 12 months of severance pay for employees of grade 47 or below on the date hereof (the "Special Severance Payments"). Special Severance Payments shall become due and payable within five business days after (x) the termination of employment of a Special Severance Employee without cause by the Surviving Corporation at any time prior to the one year anniversary of the Effective Date or (y) the voluntary termination of a Special Severance Employee's employment with the Surviving Corporation for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, with respect to a Special Severance Employee, (i) the Surviving Corporation changes such employee's duties, which new duties, taken as a whole, are not within the employee's scope of knowledge and experience as of the Effective Date, (ii) any reduction of such employee's base salary plus target incentive compensation, provided that in the case of incentive compensation for which a "target" is not defined, such as sales commissions, the pay opportunity of the incentive component shall be the average incentive compensation of employees in the same job classification, and provided further, that changes in the allocation of such employee's compensation between salary and incentive compensation, and changes to the criteria or method for determining incentive compensation amounts actually earned, shall not constitute "Good Reason" for such employee's resignation, or (iii) if (x) such employee's work location on the date hereof and on the Effective Date is Ahmanson's Irwindale "campus" and the Surviving Corporation designates a new work location for such employee which is greater than 35 air miles from such employee's primary residence on the date hereof set forth in Ahmanson's records or (y) the Surviving Corporation designates a new work location for such employee which is greater than 40 air miles from such employee's work location prior to the Effective Date; provided, however, that notwithstanding the foregoing, "Good Reason" shall exist only if the Surviving Corporation shall fail to cure any event set forth in clause (i), (ii) or (iii) giving rise to the Good Reason within 15 days after its receipt of a written demand for cure specifying the circumstances constituting "Good Reason"; provided further, that such employee shall be treated as having resigned for "Good Reason" only if the effective date of his or her resignation is within 60 days after the effective date of the circumstance constituting "Good Reason". Notwithstanding anything to the contrary herein, prior to the Effective Date, Washington Mutual and Ahmanson shall mutually agree upon a "stay bonus" for the top 10 Ahmanson executives.


     (d) Ahmanson agrees to amend its 401(k) plan prior to the Effective Time and effective immediately prior to the Effective Time so that participant loans are no longer available, and may amend its 401(k) plan to allow partial repayment of existing loans thereunder.

     6.13 Accountants' Letters. Each of Washington Mutual and Ahmanson shall use its respective reasonable best efforts to cause to be delivered to the other party a letter of Deloitte & Touche and KPMG Peat Marwick LLP, respectively, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

     6.14 Notification of Certain Matters. Each of Washington Mutual and Ahmanson shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 Officers and Directors. Washington Mutual agrees to cause to be elected or appointed as directors of Washington Mutual at the Effective Time three directors of Ahmanson at the Effective Time, such directors to be selected mutually by Washington Mutual and Ahmanson.


     6.16 Financial Statements. Washington Mutual shall file as promptly as practicable, and in any event within 30 days after the end of the first full calendar month following the Effective Date, financial statements containing at least 30 days of combined operations in form and substance sufficient to enable Ahmanson Affiliates to sell Washington Mutual Stock within the requirements of Accounting Series Releases 130 and 135 and Staffing Accounting Bulletin 65.

     6.17 Management Consultation Meetings and Distribution of Information. From the date of this Agreement until the Effective Time, senior management responsible for the integration of Washington Mutual and Ahmanson shall confer on a regular basis regarding the business and operations of Ahmanson and Washington Mutual. The parties shall agree upon a mutually convenient time and place for such meetings which shall occur no less frequently than weekly unless otherwise mutually agreed. Washington Mutual and Ahmanson will mutually agree on communications to be made and information to be distributed to employees of Washington Mutual and Ahmanson concerning the matters contemplated by this Agreement, including transition matters and the business of the Surviving Corporation.

     6.18 Year 2000 Plan. Except as required by any Governmental Authority, Ahmanson shall not make any material change in the Year 2000 Plan that would have an adverse impact on the conversion plans relating to integration of Ahmanson with Washington Mutual. Ahmanson shall on a regular (but no less than monthly) basis provide Washington Mutual with reasonably detailed written updates with respect to Ahmanson's compliance with the Year 2000 Plan and any changes thereto.

     6.19 Stock Option Agreement. Ahmanson shall, on or before March 17, 1998 (but after the execution and delivery hereof), execute and deliver the Stock Option Agreement.


                                   ARTICLE VII

                    Conditions to Consummation of the Merger

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Washington Mutual and Ahmanson to consummate the Merger is subject to the fulfillment or written waiver by Washington Mutual and Ahmanson prior to the Effective Time of each of the following conditions:

     (a) Stockholder Approvals. This Agreement and the Merger shall have been duly adopted by the requisite votes of the stockholders of Ahmanson and the issuance of shares of Washington Mutual Stock as contemplated by this Agreement shall have been duly approved by the shareholders of Washington Mutual.


     (b) Regulatory Approvals. Any consents, waivers, clearances, approvals and authorizations of Governmental Authorities that are necessary to permit consummation of the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

     (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger.

     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

     (e) Listing. The shares of Washington Mutual Stock to be issued in the Merger and the Washington Mutual Depositary Shares shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

     (f) Pooling-of-Interests. Each of Washington Mutual and Ahmanson shall have received a letter from Washington Mutual's independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to Washington Mutual and Ahmanson, respectively, to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

     7.2 Conditions to Obligation of Ahmanson. The obligation of Ahmanson to consummate the Merger is also subject to the fulfillment or written waiver by Ahmanson prior to the Effective Time of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Washington Mutual set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of the earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 5.03(b), which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Washington Mutual and its Subsidiaries taken as a whole. Ahmanson shall have received a certificate signed on behalf of Washington Mutual by the Chief Executive Officer and Chief Financial Officer of Washington Mutual to the foregoing effect.


     (b) Performance of Obligations of Washington Mutual. Washington Mutual shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Ahmanson shall have received a certificate, dated the Effective Date, signed on behalf of Washington Mutual by the Chief Executive Officer and the Chief Financial Officer of Washington Mutual to such effect.

     (c) Opinion of Ahmanson's Counsel. Ahmanson shall have received an opinion of Sullivan & Cromwell, special counsel to Ahmanson, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code that, accordingly, (i) no gain or loss will be recognized by Ahmanson as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of Ahmanson who receives shares of Washington Mutual Stock in exchange for shares of Ahmanson Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Ahmanson, Washington Mutual and stockholders of Ahmanson. The foregoing opinion will not apply to stockholders or persons receiving Washington Mutual Common Stock as compensation.

     (d) Accountants' Letters. Ahmanson shall have received the letters referred to in Section 6.13 from Deloitte & Touche LLP, Washington Mutual's independent auditors.

     7.3 Conditions to Obligation of Washington Mutual. The obligation of Washington Mutual to consummate the Merger is also subject to the fulfillment or written waiver by Washington Mutual prior to the Effective Time of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Ahmanson set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of the earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 5.04(b), which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Ahmanson and its Subsidiaries taken as a whole. Washington Mutual shall have received a certificate signed on behalf of Ahmanson by the Chief Executive Officer and Chief Financial Officer of Ahmanson to the foregoing effect.


     (b) Performance of Obligations of Ahmanson. Ahmanson shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Washington Mutual shall have received a certificate, dated the Effective Date, signed on behalf of Ahmanson by the Chief Executive Officer and the Chief Financial Officer of Ahmanson to such effect.

     (c) Opinion of Washington Mutual's Counsel. Washington Mutual shall have received an opinion of Foster Pepper & Shefelman PLLC, counsel to Washington Mutual, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, Foster Pepper & Shefelman PLLC may require and rely upon written representations from Ahmanson, Washington Mutual and stockholders of Ahmanson.

     (d) Accountants' Letters. Washington Mutual shall have received the letters referred to in Section 6.13 from KPMG Peat Marwick LLP, Ahmanson's independent auditors.

     (e) Ahmanson Rights Agreement. The rights issued pursuant to the Ahmanson Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement.

     (f) Restriction, Term or Condition. None of the consents, waivers, clearances, approvals or authorizations referred to in Section 7.01(b) shall contain any restriction, term or condition which would reasonably be expected to, following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole.

                                  ARTICLE VIII


                                   Termination

     8.1 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

     (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Washington Mutual and Ahmanson, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (b) Breach. At any time prior to the Effective Time, by Washington Mutual or Ahmanson, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach, provided that such breach would entitle the non-breaching party not to consummate the Merger under Article VII hereof.

     (c) Delay. At any time prior to the Effective Time, by Washington Mutual or Ahmanson, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c), which action or inaction is in violation of its obligations under this Agreement.

     (d) No Approval. By Ahmanson or Washington Mutual, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the stockholder approval required by Section 7.01(a) hereof is not obtained at the Washington Mutual Meeting or the Ahmanson Meeting.

     (e) Failure to Recommend, Etc. (i) At any time prior to the Ahmanson Meeting, by Washington Mutual or Ahmanson if the Ahmanson Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Washington Mutual; or (ii) by the Washington Mutual Board if a tender offer or exchange offer for 25% or more of the outstanding shares of Ahmanson Common Stock is commenced (other than by Washington Mutual) and the Ahmanson Board recommends that the stockholders of Ahmanson tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days after the commencement thereof (which, in the case of an exchange offer, shall be the effective date of the registration statement relating to such exchange offer).


     (f) Subsequent Triggering Event. By the Board of Directors of Washington Mutual, if a Subsequent Triggering Event (as defined in the Stock Option Agreement) has occurred.

     8.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except as set forth below and except that termination will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination and except that Sections 8.02 and 9.05 shall survive any termination of this Agreement.

     (a) If this  Agreement  is  terminated  by  Washington  Mutual  pursuant to
Section 8.01(b), 8.01(d)(ii) (but only if Ahmanson stockholders have failed to approve the Merger) or (e), or by Ahmanson pursuant to Section 8.01(b), then the other party shall, at the written request of the terminating party, reimburse the terminating party for its documented, reasonable out-of-pocket expenses (including fees and expenses of legal, financial and accounting advisors), up to a maximum of $15 million in the aggregate (the "Expense Reimbursement").

     (b) If this Agreement is terminated (i) by Washington Mutual pursuant to

Section 8.01(e), (ii) by Washington Mutual or Ahmanson pursuant to Section 8.01(d)(ii) because of a failure to obtain the required approval of the stockholders of Ahmanson after an Acquisition Proposal for Ahmanson shall have been publicly disclosed, or any Person shall have publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal, or (iii) by Washington Mutual pursuant to Section 8.01(b) if the breach by Ahmanson giving rise to such termination was willful and, at or prior to such termination, an Acquisition Proposal shall have been made known to Ahmanson or any of its Subsidiaries or shall have been publicly disclosed to Ahmanson's stockholders, or any Person shall have made known to Ahmanson or any of its Subsidiaries or otherwise publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal, and regardless of whether such Acquisition Proposal shall have been rejected by Ahmanson or withdrawn prior to the time of such termination, then in any such case Ahmanson shall pay to Washington Mutual a termination fee of $85 million (the "Initial Termination Fee"). In addition, if, within 18 months after any such termination described in the preceding sentence that gave rise to an obligation to pay the Initial Termination Fee, Ahmanson enters into a definitive agreement with respect to, or consummates a transaction contemplated, in any Acquisition Proposal with any Person, Ahmanson shall pay to Washington Mutual an additional termination fee equal to $190 million (the "Subsequent Termination Fee" and together with the Initial Termination Fee, the "Termination Fee"). Notwithstanding the foregoing, Washington Mutual shall not be entitled to either the Initial Termination Fee or the Subsequent Termination Fee if Washington Mutual has exercised all or any part of the Option (as defined in the Stock Option Agreement).


     (c) Any Termination Fee or Expense Reimbursement that becomes payable pursuant to Section 8.02(a) and/or 8.02(b) shall be paid promptly following the receipt of a written request for Termination Fee and/or Expense Reimbursement (including documentation supporting the Expense Reimbursement fees and expenses). Notwithstanding the foregoing, in no event shall either party be obligated to pay any Termination Fee or Expense Reimbursement if such party shall be entitled to terminate this Agreement pursuant to Section 8.01(b).

     (d) Ahmanson and Washington  Mutual agree that the agreements  contained in
Section 8.02(a) and 8.02(b) above are an integral part of the transactions contemplated by this Agreement, and that without such agreements Washington Mutual would not have entered into this Agreement.


                                   ARTICLE IX

                                  Miscellaneous

     9.1 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.11 and 6.12 and this Article IX which shall survive the Effective
Time).

     9.2 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (i) after the Ahmanson Meeting, this Agreement may not be amended if it would violate the DGCL or reduce the consideration to be received by Ahmanson stockholders in the Merger and (ii) after the Washington Mutual Meeting, this Agreement may not be amended if it would violate Washington law.

     9.3   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to constitute an original.

     9.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the DGCL or WBCA are applicable).

     9.5 Expenses. Except as provided in Section 8.02, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Ahmanson and Washington Mutual.


     9.6 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to Washington Mutual, to:

                           Washington Mutual, Inc.
                           1201 Third Avenue
                           Seattle, Washington  98101
                           Attention: Marc R. Kittner
                           Facsimile: (206) 554-2790

                  With a copy to:

                           Gibson, Dunn & Crutcher LLP
                           1 Montgomery Street, 31st Floor
                           San Francisco, California 94104
                           Attention: Todd H. Baker, Esq.
                           Facsimile: (415) 956-5309

                  and a copy to:

                           Foster Pepper & Shefelman
                           1111 Third Avenue, Suite 3400
                           Seattle, Washington 98101
                           Attention: Bernard Russell, Esq.
                           Facsimile: (206) 447-9700

                  If to Ahmanson, to:

                           H. F. Ahmanson & Company
                           4900 Rivergrade Road
                           Irwindale, California 91706
                           Attention: Madeleine Kleiner
                           Facsimile: (626) 814-6750

With a copy to:


                             Sullivan & Cromwell
                             444 S. Flower Street, 12th Floor
                             Los Angeles, California 90071
                             Attention: Alison S. Ressler
                             Facsimile:  (213) 683-0457

     9.7 Entire Understanding; No Third Party Beneficiaries. This Agreement, including the Exhibits and Schedules to this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made except for the Confidentiality Letter. Except for Sections 6.11 and 6.12, nothing in this Agreement expressed or implied is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.8 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Washington Mutual, Ahmanson or any of their respective Subsidiaries, affiliates or directors to take any action or omit to take any action which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

                    *                   *                   *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                                        WASHINGTON MUTUAL, INC.


                                   By:  /s/ Fay L. Chapman
                                        Name: Fay L. Chapman
                                        Title: Executive Vice President


                                        H. F. AHMANSON & COMPANY


                                   By:  /s/ Bruce G. Willison
                                        Name: Bruce G. Willison
                                        Title: President and Chief
                                               Operating Officer

                                                                 Exhibit A

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                          RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED



         STOCK OPTION AGREEMENT, dated March 16, 1998, between H.F. Ahmanson & Company, a Delaware corporation ("Issuer"), and Washington Mutual, Inc., a Washington corporation ("Grantee").

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (this "Agreement"); and

         WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1.       Grant of Option.

                  (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 21,796,426 fully paid and nonassessable shares of Issuer's Common Stock, par value $.01 per share ("Common Stock"), at a price of $79.86 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                  (b) In the event  that any  shares of Common  Stock are either
(i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5 hereof) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance or such redemption, repurchase, retirement or other action, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to issue, redeem, repurchase or retire shares in breach of any provision of the Merger Agreement.

         2.       Exercise of Option.

                  (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section
2) within ninety days following such Subsequent Triggering Event (or such longer period as provided in Section 10), provided further, however, that if the Option cannot be exercised on any day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the period during which the Option may be exercised shall be extended so that the Option shall expire no earlier than on the tenth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iv) delivery of a written request for payment of Termination Fees pursuant to Section 8.02 of the Merger Agreement (provided that no such Exercise Termination Event shall be deemed to have occurred unless such Termination Fees are paid in accordance with such
Section 8.02; (iii) the passage of 18 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event; or (iv) delivery of a written request for payment of Termination Fees pursuant to Section 8.02 of the Merger Agreement (provided that no such Exercise Termination Event shall be deemed to have occurred unless such Termination Fees are paid in accordance with such Section 8.02. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary herein, (i) the Option may not be exercised at any time when Grantee shall be in breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Issuer would be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof and (ii) this Agreement shall automatically terminate upon the termination of the Merger Agreement pursuant to Section 8.01(b) thereof as a result of the breach by Grantee of its representations, warranties, covenants or agreements contained in the Merger Agreement.

                  (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                           (i) Issuer or any of its Significant Subsidiaries, as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Subsidiary of Grantee. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary , (y) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

                           (ii) (A)  Issuer or any  Issuer  Subsidiary,  without
         having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (B) the Board of Directors of Issuer shall have failed to make its recommendation that the stockholders of the Issuer approve the transactions contemplated by the Merger Agreement, or (C) the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement.

                           (iii) Any person, other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                           (iv) After any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction, the stockholder approval required by Section 7.01(a) of the Merger Agreement is not obtained at the Company Y Meeting;

                           (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction (whether such overture becomes the subject of public disclosure or not), Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement or willfully breached any representation or warranty contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
         (y) shall not have been cured prior to the Notice Date (as defined below);

                           (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS"), the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; or

                           (vii) Any person other than Grantee or any Grantee Subsidiary commences or publicly announces its intention to commence a tender offer or exchange offer for securities representing 10% or more of the voting power of Issuer.

                  (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                           (i)      The  acquisition  by any person of
          beneficial ownership of 25% or more of the then outstanding shares of Common Stock; or

                           (ii) The occurrence of the Initial Triggering Event described in Section 2(b)(i) hereof, except that the percentage referred to in clause (z) thereof shall be 25%.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                  (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  (f) At the  closing  referred  to in  subsection  (e) of  this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Agreement for an Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

                  (h)  Certificates  for  Common  Stock  delivered  at a closing
hereunder  may  be  endorsed   with  a   restrictive   legend  that  shall  read
substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel, in form and substance reasonably satisfactory to Issuer; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                           (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection
         (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
         Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Certain Issuer Actions. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss.18a and regulations promulgated thereunder and (y) in the event, under any federal or state banking law, prior approval of or notice to the Federal Reserve Board, the OTS or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the OTS or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. Exchange. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver anew Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. Adjustment of Shares. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

         6. Registration Rights. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto) delivered within six months of such Subsequent Triggering Event (or such longer period as provided in Section 10), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and thereto remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer.

         Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than three registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

         7.       Repurchase Right.

                  (a) (i) Following the occurrence of a Repurchase Event (as defined below), following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such longer period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated.

         The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case maybe, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

                  (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case maybe, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at anytime after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation or through commencement of regulatory enforcement action from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

                  (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event.

         8.       Substitute Option.

                  (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

                  (b)      The following terms have the meanings indicated:

                           (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                           (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                           (3) "Assigned Value" shall mean the Market/ Offer Price, as defined in Section 7.

                           (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

                  (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

         In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

                  (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         9.       Repurchase of Substitute Option.

                  (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder") delivered prior to an Exercise Termination Event the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

                  (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share
Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

                  (c) To  the  extent  that  the  Substitute  Option  Issuer  is prohibited under applicable law or regulation or through commencement of regulatory enforcement action from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation or through commencement of regulatory enforcement action from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

         10. Extension of Certain Periods. The 90-day or six-month period for exercise of certain rights under each of Sections 2, 6, 7 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approval) and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         11. Issuer Representations and Warranties. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

                  (c) Issuer has taken all action (including, if required, redeeming all of the Rights or amending or terminating the Company Y Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Company Y Rights Agreement or enable or require the Company Y Rights to be exercised, distributed or triggered.

         12. Grantee Representations and Warranties. Grantee hereby represents and warrants to Issuer that:

                  (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

                  (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

         13.      Limitation on Total Profit.

                  (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 13(c)hereof) exceed $275 million.

                  (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 13(d) hereof) of more than $275 million..

                  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7 hereof, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares,
(iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, (v) any equivalent amount with respect to the Substitute Option, including pursuant to Section 8(e); and (vi) the amount of any Termination Fee actually received by Grantee pursuant to
Section 8.02 of the Merger Agreement. For purposes of this Section 13, references to Grantee shall be deemed to include references to any affiliate of the Grantee.

                  (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         14. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such longer period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board or the OTS, as applicable, approves an application by Grantee to acquire the shares of Common Stock subject to the Option (if such approval is required by law), Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board or the OTS, as applicable.

         15. Filings. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board and/or the OTS, as applicable, for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

         16. Equitable Remedies. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         17. Validity. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as maybe permissible, without any amendment or modification hereof.

         18. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         20. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         21. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         22. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         23. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                     H.F. AHMANSON & COMPANY


                     By:  __________________________________
                     Name:      Bruce G. Willison
                     Title:     President and Chief
                                Operating Officer


                     WASHINGTON MUTUAL, INC.


                     By:  ___________________________________
                     Name:      Fay L. Chapman
                     Title:     Executive Vice President

                                                                 EXHIBIT B








                           _________________ __, 1998



H.F. Ahmanson & Company

Washington Mutual, Inc.

Ladies and Gentleman:

     I have been advised that I might be considered to be an "affiliate" of Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), for purposes of generally accepted accounting principles ("GAAP"), as such term relates to pooling-of-interests accounting treatment for certain business combinations under GAAP and the interpretations of the Securities and Exchange Commission (the "SEC") or its staff, including, without limitation, Section
201.01 of the SEC's Codification of Financial Reporting Policies ("Section 201.01") and the SEC's Staff Accounting Bulletin No. 65.

     Washington Mutual and H.F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), have entered into an Agreement and Plan of Merger dated as of March 16, 1998 (the "Merger Agreement"), pursuant to which, among other things, Ahmanson will merge with and into Washington Mutual (the "Merger"). This agreement is hereinafter referred to as this "Letter Agreement."

     A. I represent and warrant to, and agree with, Ahmanson and Washington Mutual Company as follows:

     1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of the common stock, no par value, of Washington Mutual ("Washington Mutual Common Stock") and/or shares of the 6% Cumulative Convertible Series G Preferred Stock of Washington Mutual (together with the Washington Mutual Common Stock, the "Washington Mutual Stock") and shares of common stock, par value $0.01 per share, of Ahmanson ("Ahmanson Common Stock") and/or 6% Cumulative Convertible Series D Preferred Stock, par value $0.01 per share, of Ahmanson (together with the Ahmanson Common Stock, the "Ahmanson Stock") to the extent I felt necessary, with my counsel or counsel for Washington Mutual.

     2. Notwithstanding any other agreements on my part in connection with Washington Mutual Stock and Ahmanson Stock, I hereby agree that I will not, without the prior written consent of Washington Mutual, pledge, sell or otherwise reduce my risk relative to any shares of Washington Mutual Stock or Ahmanson Stock during the period commencing 30 days prior to the effective date of the Merger and continuing until financial results covering at least thirty
(30) days of combined operations have been published following the effective date of the Merger within the meaning of Section 201.01; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of (in each case with prior written approval of Washington Mutual) such number of shares of Washington Mutual Stock or Ahmanson Stock as will not, in the reasonable judgment of accountants to Washington Mutual, interfere with or prevent the Merger from being accounted for as a "pooling-of-interests."

     3. I understand that Washington Mutual and Ahmanson may give stop transfer instructions to the transfer agent of Washington Mutual and of Ahmanson, with respect to the shares of Washington Mutual Stock and the shares of Ahmanson Stock, respectively, in connection with the restrictions set forth herein.

     4. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of Washington Mutual as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect when financial results covering at least thirty (30) days of combined operations following the effective date of the Merger have been published within the meaning of Section 201.01.

     This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                                  Very truly yours,




                                      Name:       ______________________

ACCEPTED this  ____ day of _________________, 1998

H.F. AHMANSON & COMPANY



By:
       Name:
       Title:


ACCEPTED this  ____ day of ___________________, 1998


WASHINGTON MUTUAL, INC.



By:
       Name:
       Title:

                                                                   EXHIBIT C

                               _________ ___, 1998





Washington Mutual, Inc.

Gentlemen:

     I have been advised that I might be considered to be an "affiliate" of H.F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and for purposes of generally accepted accounting principles ("GAAP") as such term relates to pooling-of-interests accounting treatment for certain business combinations under GAAP and the interpretations of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies ("Section 201.01") and the SEC's Staff Accounting Bulletin No. 65.

     Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), and Ahmanson have entered into an Agreement and Plan of Merger, dated as of March 16, 1998 (the "Merger Agreement"), pursuant to which, among other things, Ahmanson will merge with and into Washington Mutual (the "Merger"). Upon consummation of the Merger, I will be entitled to receive shares of common stock, no par value, of Washington Mutual ("Washington Mutual Common Stock") and shares of the 6% Cumulative Convertible Series G Preferred Stock of Washington Mutual (together with the Washington Mutual Common Stock, the "Washington Mutual Stock") in exchange for my shares of common stock, par value $0.01 per share, of Ahmanson ("Ahmanson Common Stock") and shares of 6% Cumulative Convertible Series D Preferred Stock, par value $0.01 per share, of Ahmanson (together with the Ahmanson Common Stock, the "Ahmanson Stock"), respectively. This agreement is hereinafter referred to as this "Letter Agreement."

     A. I represent and warrant to, and agree with, Washington Mutual as follows:

     1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Washington Mutual Stock and Ahmanson Stock, to the extent I felt necessary, with my counsel or counsel for Ahmanson.

     2. I have been advised that any issuance of shares of Washington Mutual Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of Ahmanson at the time the Merger will be submitted for a vote of the shareholders of Washington Mutual and my offer, sale, transfer or other disposition of such shares has not been registered under the Act, I shall not make any offer, sale, pledge, transfer or other disposition of such shares unless (i) such offer, sale, transfer or other disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act,
(ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act (and I agree to provide those representations as Washington Mutual may reasonably request in order to determine such conformity) or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to Washington Mutual, some other exemption from registration is available with respect to any such proposed disposition of such shares.

     3. Notwithstanding the foregoing and any other agreements on my part in connection with Washington Mutual Stock and any other capital stock of Washington Mutual and Ahmanson Stock and any other capital stock of Ahmanson, I hereby agree that I will not, without the prior written consent of Washington Mutual, pledge, sell or otherwise reduce my risk relative to any shares of Ahmanson Stock or Washington Mutual Stock (whether received in the Merger or otherwise) during the period commencing 30 days prior to the effective date of the Merger and continuing until financial results covering at least thirty (30) days of combined operations have been published following the effective date of the Merger within the meaning of Section 201.01; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing (in each case, with prior written approval of Washington Mutual) of such number of shares of Washington Mutual Stock or Ahmanson Stock as will not, in the reasonable judgment of accountants to Washington Mutual, interfere with or prevent the Merger from being accounted for as a "pooling-of-interests."

     4. Stop transfer instructions may be given to the transfer agent of Ahmanson with respect to the shares of Ahmanson Stock and with respect to the shares of Washington Mutual Stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of Washington Mutual Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

     The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and Washington Mutual, a copy of which agreement is on file at the principal offices of Washington Mutual. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by Washington Mutual of a written request.

     5. Unless a transfer of my shares of Washington Mutual Stock is a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to any effective registration statement under the Act, Washington Mutual reserves the right to put an appropriate legend on the certificates issued to my transferee.

     6. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least a 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least a 10% of any class of equity securities or of the equity interest.

     7. I further recognize that in the event I become a director or officer of Washington Mutual upon consummation of the Merger, any purchase or sale of the capital stock of Washington Mutual by me may be subject to liability pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended.

     8. Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of Ahmanson as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph 4 above shall be lifted forthwith upon the later of (i) such time as financial results covering at least thirty
(30) days of combined operations following the effective date of the Merger have been published within the meaning of Section 201.01 and (ii) delivery by the undersigned to Washington Mutual of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Washington Mutual, or representations or other evidence reasonably satisfactory to Washington Mutual, to the effect that a transfer of my shares of Washington Mutual Stock will not violate the Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 4 above shall be removed forthwith from the certificate or certificates representing my shares of Washington Mutual Stock if I shall have delivered to Washington Mutual a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Washington Mutual or other representations or evidence reasonably satisfactory to
Washington Mutual that a transfer of my shares of Washington Mutual Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to an effective registration statement under the Act, or that such legend is not required for purposes of the Securities Act or the rules and regulation promulgated thereunder.

     This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                              Very truly yours,


                                              -------------------------

Accepted this ___ day
of ________, 1998

WASHINGTON MUTUAL, INC.


By:
Name:
Title:






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